Exhibit 10.1.10

Ninth Amendment
To

Second Amended and Restated
Limited Partnership Agreement
Of
Corporate Office Properties, L.P.

This Seventh Amendment (the “Amendment”) to the Second Amended and Restated Limited Partnership Agreement Of Corporate Office Properties, L.P., a Delaware limited partnership (the “Partnership”), is made and entered into as of October 16, 2001, by the undersigned.

Recitals

A.            The Partnership is a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act and governed by that certain Second Amended and Restated Limited Partnership Agreement dated as of December 7, 1999 (the “Partnership Agreement”).

B.            The sole general partner of the Partnership is Corporate Office Properties Trust, a real estate investment trust formed under the laws of the State of Maryland (the “General Partner”).

C.            Pursuant to Section 11.1 (b) (iii), the General Partner desires to amend the Partnership Agreement to reflect the admission, substitution, termination and/or withdrawal of various limited partners in accordance with the terms of the Partnership Agreement.

NOW THEREFORE, the General Partner, intending to be legally bound, hereby amends the Partnership Agreement as follows, effective as of the date first set forth above.

1.                                       Exhibit 1, Schedule of Partners, as attached hereto and by this reference made a part hereof, is hereby substituted for and intended to replace any prior Exhibit 1 attached to a prior Amendment to the Partnership Agreement, and as attached hereto shall be a full and complete listing of all the general and limited partners of the Partnership as of the date of this Amendment, same being intended and hereby superceding all prior Exhibit 1 listings.

In Witness Whereof, the General Partner has executed this Amendment as of the day and year first above written.

Corporate Office Properties Trust, a Maryland Real Estate Investment Trust

By:	/s/ Roger A. Waesche, Jr.
Roger A. Waesche, Jr.
Senior Vice President

Schedule of Common Unit Partners

General Partner	Common Units
Corporate Office Properties Trust	18,488,835

Limited Partners and Preferred Limited Partners
Jay H. Shidler	452,878
Shidler Equities, L.P.	2,995,439
Clay W. Hamlin, III	587,292
LBCW Limited Partnership	3,246,007
Robert L. Denton	434,910
James K. Davis	51,589
John E. De B. Blockey, Trustee of the John E. de B. Blockey Living Trust dated 9/12/88	300,625
Henry D. Bullock	116,553
Frederick K. Ito Trust	29,140
June Y. I. Ito Trust	29,135
RP Investments, LLC	268,671
Denise J. Liszewski	34,333
Samuel Tang	22,889
Lawrence J. Taff	13,733
Kimberly F. Acquino	5,874
M.O.R. XXIX Associates Limited Partnership	148,381
M.O.R. 44 Gateway Associates Limited Partnership	1
John Parsinen	90,000
John D. Parsinen, Jr.	10,000
New Parkway Domain Group Enterprises, LLC	206,768
M.O.R. Commons Limited Partnership	7
John Edward De Burgh Blockey and Sanda Juanita Blockey	50,476
Anthony Muscatello	90,905
Lynn Hamlin	121,411
RA&DM, Inc.	3,103
Manekin Investment Associates 3, LLC	307,239
28,106,194

EXHIBIT 1

Addendum

Series Preferred Units	Preferred Limited Partner	No. of Preferred Units	Liquidation Preference Per Preferred Unit	Priority Percentage Return*	Priority	Conversion Factor	Conversion Commencement Date

A	General Partner	1	$25	1.375%	Senior	1.8748	8/28/2000
B	General Partner	1,250,000	$25	2.50%	Senior	None	N/A
C	UPG	1,016,662	$25	**	Senior	2.381	12/22/2000
D	General Partner	544,000	$25	1.00%	Senior	***	***
E	General Partner	1,150,000	$25	2.5625%	Senior	None	N/A
F	General Partner	1,425,000	$25		Senior	None	N/A

*                                         Priority Return Percentage is expressed as a percentage of the Liquidation Preference per Distribution Period.  See the Agreement for the definitions of “Priority Return Percentage,” “Liquidation Preference” and “Distribution Period.”

**                                  Priority Percentage Return for the Series C Preferred Units shall be:

2.25% from December 21, 1999 to December 20, 2009;
2.625% from December 21, 2009 to December 20, 2014; and
3.00% thereafter.

The Distribution Period for the Series C Preferred Units shall be each calendar quarter ending March 31, June 30, September 30 and December 31 of each year.

***                           With respect to any series of Preferred Units issued to the General Partner pursuant to Section 4.2(B) of the Agreement, the Conversion Commencement Date and the applicable Conversion Factor shall correspond to the conversion commencement date and conversion factor of the related issuance of securities by the General Partner as provided in Section 4.2(B) of the Agreement. See Section 9.8(A)(1) of the Agreement.